EXHIBIT NO. 23.1

                            Consent of Ernst & Young

                        CONSENT OF INDEPENDENT CHARTERED
                                   ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement [Form S-8] pertaining to the Triosearch, Inc. Long Term Incentive Plan and 1998 Stock Option Plan of Networks North, Inc. of our report dated October 31, 1997, with respect to the consolidated financial statements of Networks North, Inc. [formerly known as NTN Canada, Inc.] included in its Form 10-K for the year ended August 31, 1997, filed with the Securities and Exchange Commission.


Toronto, Canada,                        /s/ Ernst & Young
August 7, 1998.                         Chartered Accountants

                              [ERNST & YOUNG LOGO]